UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         March 27, 2006

SUN HEALTHCARE GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49663	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

     On March 27, 2006, Sun Healthcare Group, Inc. and its operating subsidiaries (collectively, the "Company") entered into a Fourth Amendment (the "Fourth Amendment") to the Amended and Restated Master Lease Agreement, Amended and Restated Security Agreement, Amended and Restated Letter of Credit Agreement and Amended and Restated Guaranty with Omega Healthcare Investors, Inc. ("Omega"). Pursuant to the Fourth Amendment, the parties corrected the definition of the Peak Lease and the Security Deposit set fort in the Third Amendment and confirmed the correct names of the owners of certain leased facilities.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March 27, 2006, Jennifer L. Botter, the Senior Vice President, Corporate Controller, and Principal Accounting Officer of Sun Healthcare Group, Inc. ("Sun"), delivered a notice of resignation, to be effective as of April 21, 2006.  On March 29, 2006, Sun's Board of Directors appointed L. Bryan Shaul as Sun's new Principal Accounting Officer, to be effective as of April 21, 2006. Mr. Shaul currently serves as Sun's Executive Vice President, Chief Financial Officer and Principal Financial Officer.   Information concerning Mr. Shaul, including his business experience and a description of his employment agreement with Sun, can be found in Sun's Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1

Fourth Amendment to the Amended and Restated Master Lease Agreement, Amended and Restated Security Agreement, Amended and Restated Letter of Credit Agreement and Amended and Restated Guaranty dated as of March 27, 2006 by and among Sun Healthcare Group, Inc. and Omega Healthcare Investors, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Jennifer L. Botter
Name: Jennifer L. Botter
Title: Sr. Vice President and Corporate Controller

Dated:  March 31, 2006